AMENDED PRELIMINARY FINANCIAL SERVICE AGREEMENT

The Preliminary Financial Service Agreement is entered into as of May 14, 2008 between ELZ Accountancy Corp., its designated employee Elaine Zhao (collectively “Zhao”), and China Power Equipment, Inc. (the ‘Company”). ELZ Accountancy Corp. hereby agrees to designate its employee Elaine Zhao to serve as Chief Financial Officer of China Power Equipment, Inc., for an initial period of two years. The annual compensation, paid quarterly to ELZ Accountancy Corp. or Elaine Zhao at the beginning of each quarter, shall be US $45,000.

Specific responsibilities shall include:

1.	Review of the historical accounting records
2.	Implementation of appropriate internal financial controls.
3.	Interacting with the Company’s internal accounting staff
4.	Liaison with the Company’s auditors and securities attorney regarding filing and reporting requirements
5.	Preparation of consolidated financial statements including footnotes
6.	Preparation of MD&A for inclusion in SEC filings
7.	Preparation as may be required of forecasts and budgets.
8.	Signing off on financial statements and regulatory filings
9.	Maintaining the books and records and the US bank account(s) for the parent company
10.	Meeting with company management and visits to the Company’s facilities as may be required
11.	Participation at investor meetings and conferences as may be required
12.	Taking phone calls from the financial community and investors
13.	Other activities appropriate to the responsibilities of being the chief financial officer
14.	The preparation and filing of any appropriate state and Federal withholding and tax filings.

Zhao and the Company agree that the performance, compensation and time commitment by Zhao shall be reviewed quarterly, and appropriate adjustments shall be made thereof, subject to parties written agreement.

Zhao shall be entitled to reimbursement for appropriate business expenses, as well as travel and related expenses.

The Company agrees to issue to Zhao 50,000 shares of stock option upon the effective of the registration statement and 25,000 shares every six months subsequently to purchase the Company’s common shares. The exercise price for the Options granted upon the effective of registration statement shall be equal to $0.23. The exercise price for the subsequent Options shall be equal to the lower of the 30 day average stock price or the 180 day average stock price prior to the issue date. The Options shall become exercisable upon issuance and shall have a term of five (5) years. All Options granted to Zhao shall be subject to regulatory requirements.

This Preliminary Financial Service Agreement shall be in force until such time as a formal Employment Agreement is entered into by Elaine Zhao and the Company, and will be subject by termination by either party providing the other party four weeks written notice.

Agreed to:
Elaine Zhao/ELZ Accountancy Corp.

/s/ Elaine Zhao	Date May 14, 2008
China Power Equipment, Inc.

/s/ Mr. Yarong Feng Title: Director	Date May 14, 2008